UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020
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Zoom Video Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor San Jose, California		95113
(Address of Principal Executive Offices)		(Zip Code)
(888) 799-9666
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on May 29, 2020, the Board of Directors (the “Board”) of Zoom Video Communications, Inc. (the “Company”) approved the appointment of Aparna Bawa, the Company’s then-current Chief Legal Officer, General Counsel and Secretary, as the Company’s Chief Operating Officer and interim Chief Legal Officer.

In connection with Ms. Bawa’s promotion, on July 23, 2020, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase to Ms. Bawa’s annual base salary to $400,000, effective August 1, 2020. The Compensation Committee also approved a restricted stock unit award to be granted to Ms. Bawa effective September 4, 2020 (the “RSU”). The number of shares of the Company’s Class A Common Stock issuable under the RSU will be determined by dividing $7,000,000 by the average closing price of the Company’s Class A Common Stock on The Nasdaq Global Select Market over the sixty (60) trading day period ending seven days prior to September 4, 2020 grant date and rounding up to the nearest whole share. The RSU vests as to 1/4th of the shares subject to the RSU on the one-year anniversary of the grant date, with 1/12th of the remaining shares vesting in equal quarterly installments over the next three years subject to Ms. Bawa’s continuous service as of such vesting dates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Dated: July 24, 2020	By:	/s/ Kelly Steckelberg
Kelly Steckelberg
Chief Financial Officer